UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2025

CERO THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40877	81-4182129
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

201 Haskins Way, Suite 230, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 407-2376

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CERO	Nasdaq Capital Market
Warrants, each warrant exercisable for one two-thousandth of a share of Common Stock	CEROW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on June 11, 2025, CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), received a letter (the “Bid Price Requirement Letter”) from the Listing Qualifications Department (the “Staff”) at The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the 30 consecutive business day period between April 25, 2025 through June 9, 2025, the closing bid price for the Company’s common stock, par value $0.0001 per share (the “Common Stock”) was below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(a)(2), which is required for continued listing of the Common Stock on Nasdaq (the “Bid Price Requirement”).

The Company timely appealed the Staff’s delisting determination by requesting a hearing before a Hearings Panel (the “Panel”). Such request by the Company for a Panel hearing stayed the suspension of the Company’s securities.

On July 7, 2025, Nasdaq informed the Company that the Staff had determined that the Company has regained compliance with the Bid Price Requirement and is therefore in compliance with the continued listing requirements. As a result, Nasdaq canceled the hearing and the Common Stock will continue to be listed and traded on the Nasdaq Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERO THERAPEUTICS HOLDINGS, INC.
Dated: July 8, 2025
	By:	/s/ Chris Ehrlich
	Name:	Chris Ehrlich
	Title:	Chief Executive Officer

2